EXHIBIT 10.21


                             SHAREHOLDERS' AGREEMENT

         THIS SHAREHOLDERS' AGREEMENT, dated as of the 15th day of July, 1996, between and among Jack W. Nicklaus ("JWN"), and Jack P. Bates, Thomas P. Hislop, Mark Hesemann, and Richard P. Bellinger (each a "Shareholder" and collectively the "Shareholders"), and GOLDEN BEAR GOLF, INC. a Florida corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Shareholders are currently the owners and holders of Class "A" voting common stock of Golden Bear Golf Centers, Inc. ("GBGC"), and are parties to that certain Shareholders' Agreement of GBGC dated as of December 7, 1992, as amended by Amendment dated June 6, 1996 (the "Old Shareholders' Agreement") which contains certain restrictions upon transferability and authorizes JWN to exercise all voting rights appurtenant to such common stock of GBGC;

         WHEREAS, the Shareholders have agreed, pursuant to an Agreement and Plan of Reorganization dated June 6, 1996, to exchange the shares of GBGC Class "A" common stock owned and held by them for shares of the Class "A" voting common stock of the Company (the "Shares");

         WHEREAS, under the Old Shareholders' Agreement, the Shareholders have agreed with JWN that, as a condition to JWN's approval of any corporate reorganization, they would enter into a restrictive agreement providing for continuation of the voting arrangements under the Old Shareholders' Agreement and for continuing restrictions upon the transfer of any shares received or receivable in exchange for the Class "A" common stock of GBGC held under the Old Shareholders' Agreement;

         WHEREAS, in contemplation of the effectuation of the public offering contemplated by the Agreement and Plan of Reorganization, the Shareholders, JWN and the Company have entered into this Agreement with respect to the rights of the Shareholders to vote and transfer the Shares, such Agreement to be effective as provided below and to continue thereafter as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein, and intending to be legally bound, the parties agree as follows:

         1. EFFECTIVE DATE. This Agreement shall become effective only upon the issuance by the Company of the Shares to the Shareholders pursuant to the Agreement and Plan of Reorganization, and such effectiveness shall be a simultaneous condition to the delivery of such Shares to the Shareholders. If the Reorganization is not consummated and the Agreement and Plan of Reorganization is terminated as provided therein, then this Agreement shall be null and void and of no further force and effect.

         2. RESTRICTION ON TRANSFER. Except as otherwise provided in this Agreement, no Shareholder shall assign, encumber, pledge, transfer, or otherwise dispose of any of the Shares to any person without first receiving the written consent of the other Shareholder(s) for the greater of two (2) years or the applicable holding period under Rule 144 promulgated by the Securities and Exchange Commission, or any subsequent securities regulation which expressly supersedes such Rule. The restriction on transfer set forth in this Section 2, shall not apply to: (i) the delivery of the Shares by a Shareholder to JWN as substitute collateral security for a loan from JWN to such Shareholder evidenced by a Promissory Note and Security Agreement dated as of June 6, 1996 (the "Loan(s)"), or (ii) any assignment, conveyance or disposition of Shares to JWN or a party designated by JWN to hold or receive a security interest in such Shares, provided that such transfer is made in full compliance with all applicable securities regulations.

         3. RIGHT OF FIRST REFUSAL TO JWN. Following the expiration of the period set forth in Section 2, above, no Shareholder shall assign, encumber, pledge, transfer, or otherwise dispose of any of his Shares to any person without first making an offer to sell such Shares to JWN in accordance with the provisions of this Section, unless such right of first refusal is waived in a written document signed by JWN. Notwithstanding the foregoing, the option rights set forth in this Section 3 shall not apply to any assignment, encumbrance, pledge, transfer or other disposition of the Shares to any of the holders of the Class "B" common stock of the Company, provided that such person shall acknowledge and agree to be bound by this Agreement as a holder or potential holder of such Shares prior to the time record ownership or a security interest in such Shares is conveyed to such person.

         (a) Any Shareholder desiring to enter into a transaction subject to this Section (a "Transferor") shall give written notice of such intention (the "Notice") to JWN, which Notice shall set forth the name and address of the prospective purchaser or lienor, the number of Shares involved in the proposed transaction, and the terms of such proposed transaction. Any Notice given under this subsection shall constitute an offer to sell to JWN all of the Shares identified in such Notice, at the option of JWN as set forth in subsection (b), below.

         (b) JWN shall have the option, which option shall be exercised within ten (10) days after his receipt of the Notice, to purchase all, but not less than all, of the Shares identified in the Notice from the Transferor at a purchase price determined in accordance with subsection (c), below. Any notice of exercise given by JWN shall specify a date for the closing of the purchase of Shares that shall not be more than fifteen(15) days after the date such notice is given by JWN. Unless JWN exercises his option to purchase by giving written notice of his acceptance of the offer to sell the Shares to the Transferor within the required ten (10) day period, the Transferor shall be free to consummate the transaction identified in the Notice. If the Transferor fails to consummate the proposed transaction within thirty (30) days following the expiration of such period, the Shares shall again become subject to all the restrictions of this Agreement.

         (c) If the proposed transaction is a private sale to a third party at a negotiated price, the purchase price payable by JWN for the Shares to be acquired from the Transferor and the terms of payment of such price shall be, at the option of JWN: (i) the purchase price (net of broker's commissions) and terms negotiated by the Transferor for such Shares as set forth in the Notice, or (ii) the "Market Price" of the Shares, which except as otherwise provided below shall be a per Share price equal to the average closing price of the Company's Class "A" common stock on NASDAQ or any other recognized securities market on which such stock is actively traded for the ten (10) day period immediately preceding JWN's exercise of his election to purchase the Shares, which Market Price shall be payable in cash at closing. The purchase price payable by JWN for the Shares to be acquired from the Transferor in connection with any proposed transaction subject to this Section other than a negotiated sale shall be the Market Price, and shall be payable in cash at closing. If the Company's Class "A" common stock is no longer actively traded on NASDAQ or any other recognized securities market, then the Market Price shall be an amount per Share equal to the average between the most recent bid and offer price quoted for the Class "A" common stock on a Qualifying Electronic Quotation System recognized by the Securities and Exchange Commission, or if no such quotations are available, an amount equal to the fair market value of such Shares as of the Company's most recent quarterly financial statements preceding the date of JWN's acceptance of the offer as determined by a valuation to be prepared by an independent appraiser agreed upon by the parties.

         4. PURCHASE OPTION UPON INCAPACITY. Upon the "Incapacity" of any Shareholder, which shall be defined as the death, declaration or adjudication of personal bankruptcy, or legal declaration of incompetency of any Shareholder, JWN shall have the option to purchase all Shares then held by such Shareholder, and/or his legal representatives, heirs or distributees as the case may be (the "Incapacity Shares"), as set forth in this Section 4.

           (a) Upon the Incapacity of any Shareholder, JWN shall have the first option to purchase all of the Incapacity Shares from the holders thereof at the Market Price, payable in cash at closing unless otherwise mutually agreed, which option shall be exercised by written notice given within the last to expire of:
(i) thirty (30) days after JWN's receipt of written notice of appointment or qualification of the legal representative(s) of the deceased, bankrupt, or incapacitated Shareholder, or (ii) sixty (60) days after the date such incapacity is legally declared. Such option shall be exercised by written notice to such legal representatives, which notice shall constitute a legally binding agreement on the part of JWN to purchase all of the Incapacity Shares at the Market Price.

           (b) If JWN fails or declines to exercise such option rights with respect to any of the Incapacity Shares, such action shall be deemed an election to allow the holders of such Incapacity Shares to be substituted for the Shareholder subject to Incapacity under this Shareholders' Agreement, and the holders of such Incapacity Shares shall thereafter hold such Shares subject to all of the rights and obligations of the original Shareholder under this Agreement, including without limitation, the restrictions upon further transfer of such Shares set forth in Sections 2 and 3, above. In the event any party is so substituted, the Company may require such party to furnish written evidence of his intention to be bound by this Agreement as a condition to receiving any rights or benefits with respect to the Shares.

         (c) Notwithstanding any of the foregoing, any Shares held by a Shareholder, which at the time of his Incapacity are subject to a binding commitment of purchase or sale pursuant to another Section of this Agreement, shall be purchased pursuant thereto. Any other Shares held by a Shareholder at the time of his Incapacity, whether or not the subject of any offer not accepted at the time of such Incapacity, shall be deemed Incapacity Shares and disposed of in accordance with the provisions of this Section.


         5. CLOSINGS. The closing of any purchase or sale of Shares contemplated by this Agreement shall take place at the office of the Corporation's legal counsel at the time selected by JWN, subject to the terms of this Agreement. Except as otherwise provided in clause (i) of subsection 3(c), above, the purchase price shall be paid in cash by JWN at closing in exchange for the tender and conveyance of the Shares. In the event that JWN has exercised his option under such clause to accept the terms of sale by a Transferor as set forth in the Notice given under Section 3, above, JWN shall make such payment at closing as may be called for under the payment terms set forth in such Notice and deliver such other consideration to the Transferor in exchange for such Shares as may reasonably be required in order to meet such terms. At closing, the balance of any Loan which remains outstanding, including unpaid principal and interest accrued through the closing date, shall be offset against the purchase price due from JWN, and JWN shall be required only to pay the net amount due to the Shareholder after application of such offset or the Shareholder shall receive credit against the Loan to the full amount of the purchase price, as the case may be. The Shareholder shall tender a legal conveyance of his Shares to JWN at closing by endorsement of his certificate(s) for such Shares or by separate stock power, and shall provide JWN and the Company with such other documents and instruments as are necessary to convey all right, title and interest in the Shares to JWN, free and clear of any liens or encumbrances other than the pledge securing the Loan to such Shareholder, if such Loan remains outstanding. Unless the Loan has been previously discharged, JWN in turn will provide the Shareholder with a receipt for payment against the Loan in the amount of the purchase price credited as a result of the foregoing offset, together with any instruments or documents necessary to document the satisfaction and discharge of the remaining obligations of the Shareholder with respect to the pledge of the Shares. If the purchase price offset due from JWN is sufficient to fully pay and discharge the Loan, JWN will return the original Non-Negotiable Promissory Note and Security

Agreement reflecting such Loan to the Shareholder at closing marked paid in full, and otherwise the Loan shall continue as an unsecured debt until the balance becomes due and payable in accordance with the terms of the Promissory Note.

         6. GRANT OF VOTING RIGHTS TO JWN. The Shareholders owning and holding any shares of Class "A" voting common stock hereby assign to JWN all of their right to vote the Shares on any and all corporate matters on which the Shareholders are entitled to vote, including without limitation, the election of directors, the sale of all or substantially all of the assets of the Company, and any merger or consolidation with another company. The Shareholders, upon demand by JWN, shall deliver appointment forms to JWN, irrevocably appointing him as a proxy to vote at all meetings and upon all matters subject to vote by the Shareholders, such proxy being coupled with an interest as set forth in Florida Statute 607.0722(5)(e). The Shareholders acknowledge that their relinquishment of all of their right to vote the Shares is a material inducement to their admission as shareholders of the Company and their obligations hereunder may be specifically enforced by JWN.

         7. ENDORSEMENT OF CERTIFICATES. All of the Shares shall bear the following endorsement:

         "This certificate is transferable only upon compliance with the provisions of an agreement dated June 6, 1996 among the holder and others, a copy of which is on file in the office of the Secretary of the issuer."

All certificates for Shares hereafter issued to the Shareholders shall bear the same endorsement.

         8. APPLICABILITY TO OTHER STOCK HELD BY SHAREHOLDERS. It is understood and agreed that the provisions of this Agreement shall be deemed to apply to the Shares held by the Shareholders, and to any other securities hereafter received or receivable by the Shareholders during the term of this Agreement with respect to the Shares, including, without limitation, any securities received as a result of a share dividend or other distribution of securities or as a result of any recapitalization, reorganization or exchange transaction involving such Shares. This Agreement shall not apply to any other shares of the Company's Class "A" common stock acquired by the Shareholders after the date of this Agreement, or any other securities hereafter received or receivable by the Shareholders with respect to such shares of the Company, including, without limitation, any shares acquired as a result of the exercise by a Shareholder of any options or warrants granted by the Company to such Shareholder or as a result of the purchase of such shares on the open market.

         9. SPECIFIC PERFORMANCE. The Shareholders agree that they would be irreparably damaged if the terms of this Agreement were not capable of being specifically enforced. For this reason the Shareholders agree that the terms of this Agreement shall be specifically enforceable. The Shareholders further agree that any sale or disposition, including an involuntary transfer or a transfer by operation of law, that does not strictly comply with the terms and conditions of this Agreement may be specifically restrained.

         10. FURTHER ASSURANCES. The Shareholders agree that upon the issuance of the Shares by the Company, each Shareholder shall do all things, and execute and deliver all papers, instruments and documents and perform any further acts necessary to carry out the provisions of this Agreement.

         11.      MISCELLANEOUS.

         (a) NOTICES. Any and all notices, designations, consents, offers, acceptances, or any other communications provided for herein shall be given in writing by certified mail or recognized commercial courier service, which shall be addressed to the Company at its principal offices and to JWN and the Shareholders at the addresses given by them on the signature page of this Agreement, or to such other address as may be designated by a party in a written notice meeting the requirements of this Section. Any notice given under this Section shall be deemed effective three (3) days following the date of its deposit with the United States Postal Service, if sent by mail, or on the date of its confirmed receipt at the address of the recipient if sent by courier service.

         (b) SEVERABILITY. If any provision of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby.

         (c) CONSTRUCTION. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular, and use of any gender shall include all genders. The Section headings in this Agreement are for convenience of reference only and shall not be used as an aid in the construction of any provision. This Agreement shall be deemed to have been prepared by each of the parties and there shall be no canon of construction applied hereto for or against any party by reason of the preparation hereof.

         (d) GOVERNING LAW. This Agreement has been executed in and shall be governed by and construed in accordance with the internal laws of the State of Florida, notwithstanding conflicts of laws rules which might otherwise be applied.

         (e) SUCCESSORS AND ASSIGNS. Subject to the restrictions against transfer or assignment as herein contained, the provisions of this Agreement shall inure to the benefit of and shall be binding on the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties. Each Shareholder agrees that he will not attempt or purport to grant any beneficial interest in his Shares, or hypothecate or otherwise create or permit to exist any lien, claim, or encumbrance upon any of the Shares at any time subject to this Agreement, other than the encumbrances created by this Agreement or an encumbrance permitted hereby.

         (f) ENTIRE AGREEMENT; WAIVER AND AMENDMENT. This Agreement contains the entire understanding between the parties concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein. This Agreement cannot be changed or modified except in a written document signed by all of the parties which recites the intention of the parties to amend this Agreement and sets forth the specific changes and modifications to be made thereby. No waiver of any right granted or release of any obligation imposed by this Agreement shall be effective unless made in a writing signed by the party sought to be charged therewith.

         (g) COUNTERPARTS. This Agreement may be executed in one or more identical counterparts, and in making proof of this Agreement it shall not be necessary to produce or account for more than one fully executed counterpart hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Attest:                                 GOLDEN BEAR GOLF, INC.


___________________________             BY:
Secretary                                    Richard P. Bellinger
                                             President

                                        SHAREHOLDERS:



Jack W. Nicklaus
                                        Richard P.  Bellinger





                                        Mark F. Hesemann





                                        Thomas P. Hislop

                                        Jack P. Bates


                                      -8-